EXHIBIT (99)(a)

NEWS RELEASE
              January 20, 2004
Contact:  Tony W. Wolfe
  President and Chief Executive Officer

  A. Joseph Lampron
  Executive Vice President and Chief Financial Officer

                          828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $175,699, or $0.06 basic and diluted net income per share, for the three months ended December 31, 2003 as compared to $609,656, or $0.19 basic and diluted net income per share, for the same period one year ago. Net earnings from recurring operations for the three months ended December 31, 2003 were $368,770, or $0.12 basic and diluted net earnings per share, representing a 40% decrease from fourth quarter 2002 net income from recurring operations of $613,109, or $0.20 basic and diluted net earnings per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in fourth quarter recurring earnings to an increase in non-interest expense, which was partially offset by an increase in net interest income. Mr. Wolfe also noted that the Bank had a higher than expected provision for loan losses of $2,114,000 in the fourth quarter of 2003. He stated that this reflects the continuing weakness in the local economy, particularly in the textile and furniture industries.

Net interest income after the provision for loan losses increased 3% to $3,683,490 for the three months ended December 31, 2003 when compared to $3,559,540 for the same period one year ago. This increase is primarily attributable to a reduction in interest expense resulting from a decrease in the cost of funds.

Non-interest expense increased 15% to $4,785,030 for the three months ended December 31, 2003, as compared to $4,155,931 for the same period last year. The increase in non-interest expense included: an increase of $370,841 or 16% in salaries and benefits expense due to normal salary increases and increased employee insurance costs; an increase of $46,889 or 6% in occupancy expense primarily due to expenses associated with the new branch offices opened in late 2002 and an increase in non-interest expenses other than salaries, benefits and occupancy expenses. The increase in other non-interest expenses included an increase of $205,974 in consulting and advertising expense due to an aggressive retail marketing campaign started by the Bank in July 2003 designed to grow core deposits and an increase of $127,991 in non-income taxes primarily due to state franchise taxes.

Excluding non-recurring losses on the disposition of assets and sale of securities, non-interest income increased 1% to $1,507,540 for the three months ended December 31, 2003 as compared to $1,495,914 for the same

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS- PAGE TWO
period last year. Non-recurring losses in fourth quarter 2003 included a $118,232 net loss on repossessed assets and a $52,855 loss on the sale of securities. The Company had net non-recurring losses on repossessed assets of $5,066 for the three months ended December 31, 2002.

Year-to-date net income as of December 31, 2003 was $2,003,591, or $0.64 basic net income per share and $0.63 diluted net income per share as compared to $3,435,556, or $1.09 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the year ended December 31, 2003 was $2,236,176, or $0.71 basic and diluted net income per share, representing a 26% decrease from net income from recurring operations of $3,015,434, or $0.96 basic net income per share and $0.95 diluted net income per share for the year ended December 31, 2002. Net non-recurring losses on the disposition of assets in 2003 amounted to $232,586, net of income tax expense. Net losses on disposition of assets included a $746,543 net loss on repossessed assets and a $52,855 loss on the sale of securities in the current quarter, which were partially offset by a $478,759 gain associated with the sale of the Bank’s $3.7 million credit card portfolio during the first quarter. In the year ended December 31, 2002 the Company had non-recurring gains on the sale of securities of $625,616.

The decrease in year-to-date recurring earnings is primarily attributable to an increase in the provision for loan losses and an increase in non-interest expense. The year-to-date provision for loan losses increased to $6,743,900 as of December 31, 2003, as compared to $5,431,600 for the year ended December 31, 2002. The increase in the provision for loan losses reflects an increase in classified loans, which is the result of adverse business conditions in the Bank’s market area. Non-interest expense for the year ended December 31, 2003, was $18,227,921 as compared to $16,758,075 for the same period last year. The increase in year-to-date non-interest expense included an increase of $530,795 or 6% in salaries and benefits expense primarily due to normal salary increases and increased employee insurance costs, an increase of $247,145 or 8% in occupancy expense, primarily due to expenses associated with the new branch offices opened in late 2002, and an increase in non-interest expenses other than salary, benefits and occupancy expenses. The increase in other non-interest expenses included an increase in consulting and advertising expense of $439,899 due to the marketing campaign started by the Bank in July 2003 and an increase of $403,417 in other taxes primarily due to state franchise taxes.

Excluding non-recurring losses on the disposition of assets and sale of securities, non-interest income increased 7% to $6,281,006 for the year ended December 31, 2003 as compared to the same period last year. This increase is primarily due to increases in service charges, resulting from an increase in account maintenance fees combined with deposit growth, and miscellaneous non-interest income.

Year-to-date net interest income increased 6% to $22,105,061 for the year ended December 31, 2003 compared to $20,846,616 for the same period one year ago. This increase is primarily attributable to a decrease in interest expense resulting from a reduction in the cost of funds, which was partially offset by a decrease in interest income resulting from a reduction in the Bank’s prime commercial lending rate in June 2003, coupled with a decrease in the yield on investments.

Total assets as of December 31, 2003 amounted to $674,048,971, an increase of 5% compared to total assets of $644,741,538 at December 31, 2002. This increase is primarily attributable to an increase in loans combined with an

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS- PAGE THREE
increase in available for sale securities.

Loans increased 5% to $552,126,189 as of December 31, 2003 compared to $526,369,746 as of December 31, 2002. Non-performing assets totaled $6,266,892 at December 31, 2003 or 0.93% of total assets, compared to $6,618,438 at December 31, 2002 or 1.03% of total assets. Non-performing assets decreased $3,262,591 from September 30, 2003. The allowance for loan losses at December 31, 2003 amounted to $9,722,267 or 1.76% of total loans compared to $7,247,906 or 1.38% of total loans at December 31, 2002.

Deposits amounted to $549,802,232 as of December 31, 2003, representing an increase of 7% over deposits of $515,738,955 at December 31, 2002.

Shareholders’ equity increased to $48,553,896, or 7.20% of total assets, at December 31, 2003 as compared to $48,604,733, or 7.54% of total assets, at December 31, 2002.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina and three offices in Lincoln County, North Carolina. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol "PEBK." Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

(TABLES FOLLOW)
Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2002, under "General Description of Business."

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS- PAGE FOUR

CONSOLIDATED BALANCE SHEETS
December 31, 2003 and December 31, 2002

	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS:
Cash and due from banks	$18,413,786	$13,803,665
Federal funds sold	2,369,000	1,774,000

Cash and cash equivalents	20,782,786	15,577,665

Investment securities available for sale	79,460,452	71,735,705
Other investments	4,316,973	4,345,573

Total securities	83,777,425	76,081,278

Loans	552,126,189	526,369,746
Mortgage loans held for sale	587,495	5,064,635
Less: Allowance for loan losses	(9,722,267)	(7,247,906)

Net loans	542,991,417	524,186,475

Premises and equipment, net	12,537,230	15,620,977
Accrued interest receivable and other assets	13,960,113	13,275,143

Total assets	$674,048,971	$644,741,538

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$72,420,923	$67,398,458
NOW, MMDA & Savings	158,677,445	156,554,189
Time, $100,000 or more	173,596,789	160,836,596
Other time	145,107,075	130,949,712

Total deposits	549,802,232	515,738,955

Demand notes payable to U.S. Treasury	443,384	1,600,000
FHLB borrowings	58,000,000	63,071,429
Trust preferred securities	14,433,000	14,000,000
Accrued interest payable and other liabilities	2,816,459	1,726,421

Total liabilities	625,495,075	596,136,805

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,135,202 shares in 2003
and 3,133,547 shares in 2002	35,121,510	35,097,773
Retained earnings	12,844,524	12,094,363
Accumulated other comprehensive income	587,862	1,412,597

Total shareholders' equity	48,553,896	48,604,733

Total liabilities and shareholders' equity	$674,048,971	$644,741,538

Memorandum: Letters of Credit	$3,876,430	$2,061,103

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS- PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2003 and 2002

	Three months ended December 31,		Years ended December 31,
	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,058,546	$8,078,850	$31,531,673	$32,038,359
Interest on federal funds sold	4,164	18,762	58,384	45,271
Interest on investment securities:
U.S. Government agencies	585,856	695,432	2,244,375	3,439,814
States and political subdivisions	144,357	143,424	577,339	613,219
Other	106,404	115,000	441,958	487,284

Total interest income	8,899,327	9,051,468	34,853,729	36,623,947

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	352,962	407,635	1,318,820	2,006,077
Time deposits	1,920,204	2,152,157	8,157,388	10,358,168
FHLB borrowings	649,050	658,129	2,597,043	2,658,742
Trust preferred securities	177,526	183,750	667,526	735,000
Other	2,095	2,257	7,891	19,344

Total interest expense	3,101,837	3,403,928	12,748,668	15,777,331

NET INTEREST INCOME	5,797,490	5,647,540	22,105,061	20,846,616
PROVISION FOR LOAN LOSSES	2,114,000	2,088,000	6,743,900	5,431,600

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,683,490	3,559,540	15,361,161	15,415,016

OTHER INCOME:
Service charges	850,462	851,867	3,266,949	3,060,581
Other service charges and fees	171,830	128,308	610,591	503,165
Gain (loss) on sale of securities	(52,855)	-	(52,855)	625,616
Mortgage banking income	75,164	164,276	685,343	702,290
Insurance and brokerage commission	115,159	101,213	420,762	477,765
Miscellaneous	135,217	245,183	995,099	1,121,198

Total other income	1,294,977	1,490,847	5,925,889	6,490,615

OTHER EXPENSES:
Salaries and employee benefits	2,626,339	2,255,498	10,099,811	9,569,016
Occupancy	849,300	802,411	3,389,857	3,142,712
Other	1,309,391	1,098,022	4,738,253	4,046,347

Total other expenses	4,785,030	4,155,931	18,227,921	16,758,075

INCOME BEFORE INCOME TAXES	193,437	894,456	3,059,129	5,147,556
INCOME TAXES	17,738	284,800	1,055,538	1,712,000

NET INCOME	$175,699	$609,656	$2,003,591	$3,435,556

PER SHARE AMOUNTS
Basic net income	$0.06	$0.19	$0.64	$1.09
Diluted net income	$0.06	$0.19	$0.63	$1.09
Cash dividends	$0.10	$0.10	$0.40	$0.40
Book value	$15.49	$15.51	$15.49	$15.51

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS- PAGE SIX

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2003 and 2002

	Three months ended December 31,			Years ended December 31,
	2003	2002		2003	2002

	(Unaudited)	(Unaudited)		(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$76,621,576	$71,765,897		$72,072,123	$77,413,818
Loans	546,377,957	519,774,986		539,559,226	507,878,776
Earning Assets	633,234,138	601,634,904		625,763,757	592,947,104
Assets	666,453,105	635,622,617		660,644,283	624,795,647
Deposits	541,982,718	511,033,664		533,703,752	499,224,491
Shareholders' Equity	48,666,657	48,574,620		49,914,434	48,256,922

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.70%	3.77%		3.59%	3.57%
Return on Average Assets	0.10%	0.38%		0.30%	0.55%
Return on Average Shareholders' Equity	1.43%	4.98%		4.01%	7.12%
Shareholders' Equity to Total Assets (Period End)	7.20%	7.54%		7.20%	7.54%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,887,322	$7,513,045		$7,247,906	$6,090,570
Provision for loan losses	2,114,000	2,088,000		6,743,900	5,431,600
Charge-offs	(1,337,735)	(2,414,521)		(4,481,548)	(4,441,007)
Recoveries	58,680	61,382		212,009	166,743

Balance, end of period	$9,722,267	$7,247,906		$9,722,267	$7,247,906

ASSET QUALITY:
Nonaccrual Loans				$4,342,689	$4,601,539
90 Days Past Due and still accruing				271,451	238,846
Other Real Estate Owned				1,446,552	240,000
Repossessed Assets				206,200	1,538,053

Total Nonperforming Assets				$6,266,892	$6,618,438

Nonperforming Assets to Total Assets				0.93%	1.03%
Allowance for Loan Losses to Nonperforming Assets				155.14%	109.51%
Allowance for Loan Losses to Total Loans				1.76%	1.38%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade		Percentage

		12/31/2003	12/31/2002	12/31/2003	12/31/2002
Risk 1 (Excellent Quality)		11.36%	8.92%	0.15%	0.15%
Risk 2 (High Quality)		24.03%	33.22%	0.50%	0.50%
Risk 3 (Good Quality)		53.80%	46.33%	1.00%	1.00%
Risk 4 (Management Attention)		5.11%	5.33%	2.50%	2.50%
Risk 5 (Watch)		1.15%	3.32%	7.00%	7.00%
Risk 6 (Substandard)		2.43%	1.98%	12.00%	12.00%
Risk 7 (Low Substandard)		1.33%	0.00%	25.00%	25.00%
Risk 8 (Doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

At December 31, 2003 there was one relationship exceeding $1 million in the Watch risk grade, three relationships exceeding $1 million each (which totaled $9.4 million) in the Substandard risk grade and two relationships exceeding $1 million each (which totaled $6.6 million) in the Low Substandard risk grade.   One relationship in Low Substandard was to a current director, with loans totaling $3.7 million.   Balances of individual relationships exceeding $1 million in these risk grades ranged from $1.5 million to $3.9 million.   These customers continue to meet payment requirements and would not become non-performing assets unless they are unable to meet those requirements.

(END)